NOVATION CONFIRMATION

Date:

February 28, 2007

To:

Credit-Based Asset Servicing and Securitization LLC

From:

Barclays Bank PLC (London Head Office)

Re:

Novation Transaction

_______________________________________________________________

The purpose of this letter is to confirm the terms and conditions of the Novation Transaction entered into between the parties and effective from the Novation Date specified below. This Novation Confirmation constitutes a “Confirmation” as referred to in the New Agreement specified below.

1.

 The definitions and provisions contained in the 2004 ISDA Novation Definitions (the “Definitions”) and the terms and provisions of 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation. Each term capitalized but not defined in this Novation Confirmation shall have the meaning assigned thereto in the Pooling and Servicing Agreement, dated as of February 1, 2007 among Securitized Asset Backed Receivables LLC, as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer and LaSalle Bank National Association, as trustee (the “Pooling and Servicing Agreement”). In the event of any inconsistency between (i) the Definitions, (ii) 2000 ISDA Definitions and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern.

2.

The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

Novation Trade Date:	February 28, 2007
Novation Date:	February 28, 2007
Novated Amount:	USD 371,963,790
Transferor:	Credit-Based Asset Servicing and Securitization LLC
Transferee:

LaSalle Bank National Association, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB2

Remaining Party:	Barclays Bank PLC (London Head Office)
New Agreement (between Transferee and Remaining Party):	ISDA Master Agreement dated as of February 28, 2007 subject to the laws of the State of New York

3.

The terms of each Old Transaction to which this Novation Confirmation relates, for identification purposes, are as follows. A copy of the Old Confirmation is attached hereto as Exhibit A.

Trade Date of Old Transaction:	February 26, 2007
Effective Date of Old Transaction:	February 28, 2007
Termination Date of Old Transaction:	May 25, 2011

4.

The terms of each New Transaction to which this Novation Confirmation relates shall be as specified in the New Confirmation attached hereto as Exhibit B.

5.

Supplemental Interest Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by LaSalle Bank National Association (“LaSalle”) not in its individual capacity, but solely as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) LaSalle has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of the Supplemental Interest Trust is made and intended not as personal representations of the Supplemental Interest Trust Trustee but is made and intended for the purpose of binding only the Supplemental Interest Trust; and (d) under no circumstances shall LaSalle in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

6.

This Novation Confirmation will be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof, other than New York General Obligations Law Sections 5-1401 and 5-1402.

7.

Notice Details:

Transferee:	Address:	135 South LaSalle Street; Suite 1511
Chicago, Illinois 60603
	Attention:	Global Securities and Trust Services - C-BASS 2007-CB2
	Facsimile:	(312) 904 - 1368
	Phone:	(312) 904 – 9387
Remaining Party:	Address:	5 The North Colonnade Canary Wharf London E14 4BB
	Facsimile:	44 (20) 777 36461
	Phone:	44 (20) 777 36810

[Remainder of this page intentionally left blank.]

8.

The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning it to us. The Transferor, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to each Old Transaction. The Transferee, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to each New Transaction.

Barclays Bank PLC (London Head Office	Credit-Based Asset Servicing and Securitization LLC

By: /s/ Shain Kalmanowitz	By: /s/ Andrew P. Rickert
Name: Shain Kalmanowitz	Name: Andrew P. Rickert
Title: Authorized Signatory	Title: Vice President
Date: February 28, 2007	Date: February 28, 2007

LaSalle Bank National Association, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB2

By: /s/ Andy Streepey
Name: Andy Streepey
Title: Assistant Vice President
Date: February 28, 2007